SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                            -------------------




                                 FORM 8-K

                              CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) of the

                      SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported):  September 23, 1998




                     Correctional Services Corporation
             (Exact name of registrant as specified in charter)


         Delaware                      0-23038                   11-3182580
(State or other jurisdiction   (Commission File Number)        (IRS Employer
       of incorporation)                                    Identification No.)


1819 Main Street, Suite 1000
Sarasota, FL                                                        34236
(Address of principal executive                                  (Zip Code)
offices)

     Registrant's telephone number, including area code:  (941) 953-9199




                               Not Applicable
        (Former name or former address, if changed since last report)





                           Exhibit Index on Page 4


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Item 5.     Other Events.
------      ------------

            On September 23, 1998, Correctional Services Corporation ("CSC") and Youth Services International, Inc. ("YSI") entered into an Agreement and Plan of Merger (the "Merger Agreement"), under which a newly formed wholly owned Maryland subsidiary of CSC will merge with and into YSI (the "Merger") with YSI surviving as a wholly owned subsidiary of CSC and each share of YSI common stock outstanding immediately prior to the effective time of the Merger will be converted into the right to receive .375 shares of CSC common stock. The Merger is expected to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and accounted for as a pooling of interests.

            Consummation of the Merger is subject to a number of conditions including approval by stockholders of YSI and CSC and the receipt of all regulatory approvals.

            The press release issued by YSI and CSC with respect to the announcement of the Merger Agreement is included as Exhibit 99.1 hereto.

            The foregoing descriptions of and references to the Merger Agreement and the Press Release are qualified in their entirety by reference to the complete texts of the Merger Agreement and Press Release, which are filed as exhibits to this Current Report on Form 8-K.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

            2.1 Agreement and Plan of Merger, dated as of September 23, 1998, among YSI, CSC and Palm Merger Corp.

            99.1  Joint Press Release of YSI and CSC, dated September 24, 1998.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     Correctional Services Corporation



                                     By: /s/ James F. Slattery
                                         ---------------------
                                         James F. Slattery
                                         President


Dated:  September 24, 1998

                                 EXHIBIT INDEX
                                 -------------


Exhibit No.       Description
----------        -----------


2.1 Agreement and Plan of Merger, dated as of September 23, 1998, among YSI, CSC and Palm Merger Corp.

99.1              Joint Press Release of YSI and CSC, dated September 24, 1998.